UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report (Date of earliest event reported): June 24, 2026

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32530	36-3922969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2455 Technology Forest Blvd, Suite 1010, The Woodlands, Texas77381
(Address of principal executive offices, including zip code)

(281) 941-2445
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PPIH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 24, 2026, the Company held the Annual Meeting. Set forth below is information regarding the results of the matters voted on by the Company’s stockholders at the Annual Meeting.

Proposal 1.     Elect five directors to hold office until the Company’s 2027 Annual Meeting of Stockholders and until their successors are otherwise duly elected and qualified:

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ibrahim Al Kuwari	3,248,020	23,117	9,789	2,533,196
Jon Biro	3,069,835	210,806	285	2,533,196
Saleh Sagr	3,276,794	3,987	145	2,533,196
Richard Sherrill	3,270,492	10,300	134	2,533,196
Nancy Zakhour	3,261,832	18,815	279	2,533,196

Based on the votes set forth above, the director nominees were duly elected to serve until the 2027 Annual Meeting of Stockholders.

Proposal 2.     Advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,132,799	119,471	28,656	2,533,196

The Company's proposal regarding the compensation of the named executive officers was approved by over 96% of the shares voted at the Annual Meeting.

Proposal 3.     Ratify the selection of PricewaterhouseCoopers LLP ("PwC") as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2027:

Votes For	Votes Against	Abstentions
5,797,848	12,783	3,491

The Company's proposal regarding the selection of PwC was approved by over 99% of the shares voted at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.

Date: June 29, 2026	By: /s/ Matthew Lewicki
Matthew Lewicki
Vice President and Chief Financial Officer